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                                                                    ATTACHMENT C




               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Insurance Company


We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants" in the prospectus.



KPMG LLP


Hartford, Connecticut
April 26, 1999